Exhibit 10.2
FIRST ADDENDUM TO LEASE

This First Addendum To Lease dated June 8th, 2007, is between AGRACEL, INC., an Illinois corporation, having its principal place of business at 1200 Network Centre Drive, Suite 3, Effingham, Illinois 62401, and THE GSI GROUP, INC., a Delaware corporation, or its assigns, having its principal place of business at 1004 East Illinois, Assumption, Illinois 62510  (designated as Grain Systems, Inc. in the Lease dated March 1, 2007):

Recitals:

   (A)  On March 1, 2007, Agracel, Inc. (“Lessor”) and Grain Systems, Inc. (“Lessee”) entered into a Lease (“Lease”) a copy of the first page and the signature page of which are attached hereto as Exhibit A.

(B)  Lessor and Lessee want to amend the Lease by restating the name of the Lessee, by increasing the size of the Premises, the Land and the Building subject to the Lease, by increasing the rent, and by making other modifications to the Lease.

Now therefore, in consideration of the additional obligations to be performed by the Lessor and Lessee, the Lessor and Lessee amend the Lease by agreeing to the following:

1.  Lessee’s Name.  Lessee shall be “The GSI Group, Inc., a Delaware corporation” rather than Grain Systems, Inc., an Illinois corporation.”

2.  Lessee’s Purchase and Transfer of Additional Real Estate.  Lessee shall purchase from Taylorville Industrial Development Corporation, an Illinois corporation, whose mailing address is 108 West Market, Taylorville, Illinois 62568 the real estate described on Exhibit B (“Additional Real Estate”) and Lessee shall, within 10 days following the transfer of the title to the Additional Real Estate to Lessee, transfer title to the Additional Real Estate to Lessor by quit-claim deed and on the same terms as the Agreement to Purchase between Lessee and the Taylorville Industrial Development Corporation with the exception of paragraph VII B (1) attached as Exhibit C (“Exhibit C Contract”), which Lessor has examined and approves, provided however, that Lessee shall remain solely responsible for performing the obligations set forth in Section VII, B (1) of the Exhibit C Contract.   At Lessee’s expense, Lessee shall furnish Lessor with an ALTA title insurance policy commitment for the Additional Real Estate in the amount of $40,000.

3.  Lessor’s Construction.  Upon Lessee’s transfer of title of the Additional Real Estate to Lessor and upon satisfaction of the contingencies set forth in paragraph 6 hereof, the Lessor shall commence construction of a 100,000 square foot expansion to the Building, as defined in the Lease as of March 1, 2007, on the Additional Real Estate pursuant to the plans and specifications approved by Lessor and Lessee in satisfaction of the contingency set forth at paragraph 6 (a) hereof (“Expansion Plans”) as the same may be amended from time to time by agreement of the parties, as set forth in written change orders signed by both parties or their designated representatives (“Building Addition”).

4.  Expansion Plans.  Lessor agrees that with regard to the Expansion Plans:

(a)            Substantial Completion of Construction.  Lessor shall substantially complete construction of the Building Addition  so that it is to Lessee’s reasonable satisfaction under roof and sufficiently complete to take delivery of Lessee’s equipment not later than 190 days after the later of (i) the execution date of this First Addendum to Lease or (ii) the transfer of title of the Additional Real Estate to Lessor by Lessee (“Substantial Completion Date”).  Lessee shall have the right on and after the Substantial Completion Date to enter into the Building Addition for the purpose of making any and all installations of Lessee’s equipment to be used in the Building Addition.

(b)  Completion of Construction, Occupancy Permit and Commencement Date.  Except for punch-list items, Lessor shall complete construction of the Building Addition and furnish Lessee with a certificate of occupancy not later than 230 days after the later of (i) the execution date of this First Addendum to Lease or (ii) the transfer of title of the Additional Real Estate  (“Commencement Date”).  Punch list items will be completed not later than 30 days after the Commencement Date.

(b)            Construction Standards.  Lessor will secure all necessary permits for the construction of the Building Addition; Lessor warrants that the construction of the Building Addition will be completed in a good and workmanlike manner, that materials and workmanship will be of such quality as is usual and customary in the Taylorville, Illinois area, and that the construction shall comply with all applicable building and safety codes, and shall comport in all material respects with the Expansion Plans.

(c)            Mechanicals and Fixtures.  Lessor shall construct  and provide the ventilation, heating, air conditioning, electrical, plumbing, and mechanical systems, equipment, and fixtures for the Building Addition in accordance with the Expansion Plans.

(d)           Warranties.  Upon the Commencement Date or as soon thereafter as they shall become available, Lessor shall deliver and transfer to Lessee all manufacturers’ warranties, owners’ manuals and related materials.  Lessor warrants to Lessee the workmanship and materials of the Building Addition and its components installed by Lessor, its contractors, subcontractors, agents, and anyone working under Lessor’s control, for a period of one (1) year after the Commencement Date.

5.  Amendment of Lease.  Effective as of the Commencement Date, certain paragraphs of the Lease dated March 1, 2007 shall be amended as follows:

(a)           Property Leased.  Paragraph 1 of the Lease dated March 1, 2007 is amended as follows:

The meaning of the terms “Land,” “Building,” and “Premises,” are amended as follows:

The term “Land” shall include the real estate described in Exhibit A of the Lease dated March 1, 2007 and the Additional Real Estate described in Exhibit B to this First Addendum to Lease.

The term “Building” shall include the “Building” as defined in the Lease dated March 1, 2007 and the Building Addition as defined in paragraph 3 of this First Addendum to Lease.

The term “Premises” shall include the “Land” and “Building” as described in the Lease dated March 1, 2007, as amended by the preceding two paragraphs.

(b)  Rental.  Paragraph 2 of the Lease dated March 1, 2007 is deleted in it entirety and in lieu thereof the following is substituted:

2.  RENTAL:  For the period beginning on March 1, 2007 and ending on the Commencement Date, the Lessee shall pay to Lessor rent in the amount of $23,433.33 per month.

Lessee shall pay to Lessor rent for the Initial Term, as hereinafter defined, of the Lease in the amount of Seven Million One Hundred Sixty-six Thousand Five Hundred Ninety-three and 00/100 Dollars ($7,166,593.00) (the “Rent”), payable monthly on the first day of each month commencing on the Commencement Date and in the amounts as follows:

Year 1                          $54,541.67 per month;
Year 2                          $55,632.50 per month;
Year 3                          $56,745.17 per month;
Year 4                          $57,880.08 per month;
Year 5                          $59,037.67 per month;
Year 6                          $60,218.42 per month;
Year 7                          $61,422.75 per month;
Year 8                          $62,651.25 per month;
Year 9                          $63,904.25 per month; and
Year 10                          $65,182.33 per month.

(i)  without advance notice, demand, offset, or deduction;

(ii)  Past due rent shall bear interest at the rate of 1.5% per month prorated on a daily basis from five (5) days after the date due.

(iii)  The term “Year” as used in the preceding rent table shall mean the 12 month period beginning on the first day of the month in which the Commencement Date falls and ending on the last day of the 12th month thereafter.

(iv)  Lessor and Lessee acknowledge that the Rent set forth above is based upon a Construction Cost of $3,600,000.  In the event that the Construction Cost as defined in paragraph 6 (b) varies from the $3,600,000, Lessor and Lessee agree that the Rent shall be recalculated based upon the actual Construction Cost and the formula set forth below and such recalculation shall be included in the Second Addendum to Lease, as provided at paragraph 6 (c) and shall thereafter be the Rent.

Agreed to increase                                                                           Increase (decrease)
(decrease) in                                                      =                      in Year 1 Rent
Cost x 11.0%

Such Rent adjustments shall be to Year 1 Rent, and adjusted annually by a 2% increase.

(iv)  In the event changes to the Expansion Plans are authorized in writing by Lessee after the Lessor and Lessee have approved of the Expansion Plans pursuant to paragraph 6 (a) (“Change Order”), then upon the Commencement Date and at Lessee’s option, the total of all Change Orders may be either:

(a) paid by Lessee to Lessor, or

(b) paid by an adjustment to the Rent calculated according to the following formula:

Agreed to increase                                                                           Increase (decrease)
(decrease) in                                                      =                      in Year 1 Rent
Cost x 11.0%

Such Rent adjustments shall be to Year 1 Rent, and adjusted annually by a 2% increase.

In the event Lessee chooses the paragraph (b) option, the total Rent and the rent payment schedule shall be recalculated to reflect the total of all Change Orders and the recalculated rent amount and payment schedule shall be reduced to writing and signed by Lessor and Lessee in the form of a Third Addendum to Lease and shall thereafter be the Rent.

(c)  Term.  Paragraph 4 (a) of the Lease dated March 1, 2007 is deleted in it entirety and in lieu thereof the following is substituted:

(a) Initial Term.  The initial term of this Lease shall be for ten (10) years, beginning on the Commencement Date, as defined in  paragraph 3 (b) of the First Addendum to Lease, and ending on the last day of the month which is ten years thereafter (the “Initial Term”).

(d)  Security Deposit.  Paragraph 5 of the Lease dated March 1, 2007 is deleted in it entirety and in lieu thereof the following is substituted:

5.  SECURITY DEPOSIT: Lessee agrees to pay a security deposit of Sixty-Five Thousand One Hundred Eighty-Two and 33/100 Dollars ($65,182.33), which shall be held by the Lessor in an interest bearing account as security for the faithful performance by Lessee of all of the terms of this Lease by Lessee to be observed and performed.  Interest on the account will be retained by and taxable to Lessor.  At the end of the lease term, provided the Lessee has fulfilled its obligation under the Lease, the deposit will be returned to Lessee within thirty days of the end of the Lease.

Lessor and Lessee acknowledge that the security deposit amount is the amount of the monthly rent in year 10 of the Initial Term.  In the event the rent schedule is changed pursuant to paragraph b above, Lessor and Lessee agree that the security deposit shall be recalculated based upon the adjusted rent schedule so that it is equal to a month’s rent in year 10 of the Initial Term and such recalculation shall be included in the Second Addendum to Lease, as provided at paragraph 6 (c).

(e)  Existing Leases.   Paragraph 37 (f) of the Lease dated March 1, 2007 is deleted in it entirety and in lieu thereof the following is substituted:

            (f)  Termination Agreements in the form of Exhibit D signed by the Lessees of the Existing Leases, excepting therefrom termination of the lease with Ahlstrom Engine Filtration, LLC.

(f)  The next to the last paragraph of Paragraph 37 of the Lease dated March 1, 2007 is deleted in it entirety and in lieu thereof the following is substituted:

Lessor shall assign to Lessee all of its right, title and interest in and to that certain lease with Ahlstrom Engine Filtration, LLC to a portion of the Premises occupied by it pursuant to its lease with Lessor, attached hereto as part of Exhibit B.

 (g)  Notices.  Paragraph 30 of the Lease dated March 1, 2007 is deleted in it entirety and in lieu thereof the following is substituted:

30.  NOTICES:  Unless otherwise designated by like notice in writing by either party to the other, notices required herein shall be sent by registered or certified mail or by express overnight delivery as follows:

To Lessor:               Agracel, Inc
                                 Attention:  R. Dean Bingham
 P.O. Box 1107
 1200 Network Centre Drive, Suite 3
 Effingham, Illinois 62401

            To Lessee:                   The GSI Group, Inc.
Attention: Mike Brotherton
1004 East Illinois
Assumption, Illinois  62510

Notices so mailed or delivered shall be deemed duly given upon deposit with the U.S. Postal service or overnight courier, as applicable, postage or delivery fee prepaid, addressed as above indicated.

(h)  Option Price.  Paragraph 39 of the Lease dated March 1, 2007 is amended by adding the following as an additional paragraph after the last paragraph of Paragraph 39:

Anything herein to the contrary notwithstanding, the Option Price as herein defined shall be reduced the amount determined in the appraisal process as attributable to the value of the Additional Real Estate.

6.  Contingencies.  Anything herein to the contrary notwithstanding, the obligations of Lessor and Lessee hereunder are contingent upon the occurrence of the following:

a.  within 15 days after the date of this First Addendum to Lease, the Lessor providing  Lessee with a completed set of plans and specifications for the construction of the  Building Addition and the Lessor and Lessee signing a written memorandum approving of such plans and specifications (“Expansion Plans”).

b.  within 15 days after the date of this First Addendum to Lease, the Lessor providing Lessee with the cost to construct the Building Addition pursuant to the plans and specification, which cost shall not exceed $3,600,000 unless otherwise agreed, and the Lessor and Lessee signing a memorandum agreeing to such cost to construct the Building Addition (“Construction Cost”).

c.  within 15 days after the date of this First Addendum to Lease, the Lessor and Lessee signing a Second Addendum to Lease to which will be attached and made a part thereof the Expansion Plans and the Construction Cost memorandum.  In the event the Construction Cost varies from $3,600,00, the Second Addendum to Lease shall also state the rent calculated in accordance with paragraph 5(b)2(iv) hereof and shall state the security deposit calculated in accordance with paragraph 5(d) hereof.  The Second Addendum to Lease shall also include such other matters as the parties mutually agree are necessary to fully and correctly state their agreement with regard to the construction and leasing of the Building Addition.

In all other respects the Lease dated March 1, 2007 is ratified and confirmed.

LESSEE:	LESSOR:

THE GSI GROUP, INC.	AGRACEL, INC.
a Delaware corporation	an Illinois corporation

By:/s/ William J. Branch	By: /s/ R. Dean Bingham
Its: Chairman and CEO	Its: President

ATTEST:	ATTEST:
By:/s/ Mike Brotherton	By: /s/ Michael Mumm
Its: VP Operations	Its: Secretary

Exhibit B
Legal Description of Additional Real Estate

Part of the Southwest Quarter of Section 33, Township 13 North, Range 2 West of the Third Principal Meridian, described more particularly as follows:

Commencing at a disk marking the West One Quarter corner of the aforementioned Section 33, thence South 01 degrees 02 minutes 25 seconds East along the section line a distance of 657.15 feet, thence South 89 degrees 18 minutes 26 seconds East a distance of 42.07 feet to an iron pin on the East Right-of-Way line of S.B.I. Route 48, said pin marks the true Point of Beginning, thence continuing South 89 degrees 18 minutes 26 seconds East a distance of 828.25 feet, thence South 02 degrees 04 minutes 23 seconds East a distance of 700.90 feet to an iron pipe marking the beginning of a 150.00 foot radius curve to the left, thence Northwesterly 229.43 feet along said curve whose long chord bears North 45 degrees 53 minutes 25 seconds West for a distance of 229.43 feet to an iron pipe, thence North 89 degrees 42 minutes 27 seconds West a distance of 694.52 feet to an iron pipe on the East Right-of-Way line of S.B.I. Route 48, thence North 01 degrees 00 minutes 32 seconds West along said Right-of-Way line a distance of 562.43 feet to the true Point of Beginning.  Said parcel contains 10.801 acres, more or less.  All in the County of Christian, State of Illinois.

Note:  Exhibit A is a copy of the Original Lease, included at Exhibit 10.1.